Exhibit 10.19.1

Maxygen, Inc. 515 Galveston Drive Redwood City, CA 94063 650.298.5300 main 650.364.2715 fax www.maxygen.com

5th December 2008

Michael S. Rabson

[Address]

Re:	Amendment to Consulting Agreement

Dear Michael,

This letter will reflect the agreement of Maxygen, Inc. (“Company”) and Michael Rabson (“Consultant”) to amend that certain Consulting Agreement entered into between Consultant and the Company, effective 1st April 2008 (the “Agreement”). All capitalized terms under this letter amendment shall have the same meanings as those ascribed in the Agreement.

The Company and the Consultant hereby amend the Agreement as follows:

1.	Section 3.1 (under Article 3 “Term and Termination”) is amended in its entirety to read as follows:

“The term of this Agreement will begin on the Effective Date and will continue in full force and effect until March 31, 2009 (the “Term”), unless earlier terminated as provided in Sections 3.2 and 3.3 below or extended or renewed pursuant to Section 3.4 below.”

Except as expressly provided in this letter amendment, all terms and conditions of the Agreement shall remain unchanged, and during the amended and extended term you will continue to provide consulting services to the Company and its Affiliates in accordance with such terms and conditions.

Please indicate your agreement with the foregoing by countersigning below and returning one copy to the attention of Alice Um Kope at Maxygen, Inc., 515 Galveston Drive, Redwood City, California 94063.

Very truly yours,

/s/ LAWRENCE W. BRISCOE

UNDERSTOOD, AGREED AND ACCEPTED BY:
MICHAEL S. RABSON

Signature:	/s/ MICHAEL S. RABSON
Name:	Michael S. Rabson

Date: December 10, 2008